Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Burkhart	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hburkhar@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE GROWS BOTH LICENSE REVENUE AND TOTAL REVENUE BY 23% OVER Q3 2009

Non-GAAP EPS Increases to $0.17

PALO ALTO, Calif., September 23, 2010 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its third quarter, which ended on August 29, 2010.

Total revenue for the third quarter of fiscal 2010 was $184.5 million and net income was $17.4 million, or $0.10 per diluted share. This compares to total revenue of $150.3 million and net income of $14.9 million, or $0.09 per diluted share, as reported for the third quarter of fiscal 2009.

On a non-GAAP basis, net income for the third quarter of fiscal 2010 was $29.8 million or $0.17 per diluted share, compared with $22.1 million or $0.13 per diluted share for the third quarter of fiscal 2009. Non-GAAP operating income for the third quarter of fiscal 2010 was $45.0 million, an increase of 39% over non-GAAP operating income of $32.5 million in Q3 2009. This implies an expansion of non-GAAP operating margins of 280 basis points, from 21.6% in Q3 2009 to 24.4% in Q3 2010. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring expenses, and acquisition related and other expenses and assume non-GAAP effective tax rates of 31% and 32% for the third fiscal quarters of 2010 and 2009, respectively.

“The mainstream appeal of our software platform was once again on display this quarter, with a broad mix of demand across industry, geography, and product line,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “License revenue grew 23% over last year, driven by our powerful catalysts in event-driven applications, analytics, and business process management. Companies and agencies of all types are looking for their Two-Second AdvantageTM, and TIBCO is well-positioned – with the people, the products, and the experience – to help them achieve it.”

Third Quarter Fiscal 2010 Highlights

•	Total revenue increased 23% year over year to $184.5 million;

•	License revenue increased 23% year over year to $70.6 million;

•	Non-GAAP operating margin was 24.4%;

•	Cash flow from operations was $31.9 million;

•	Repurchased 2.7 million shares;

•	Diverse mix of business across major industries including Financial Services, Telecommunications, Manufacturing, Energy, Government, Transportation & Logistics, and Life Sciences;

•	TIBCO closed 112 deals over $100k and had 13 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the third quarter such as Atlantic Lottery Corporation, BM&F Bovespa S.A., CBH Group, Christopher & Banks, First National Bank, iiNet Limited, Macy’s, Orient Overseas Container Lines, Qualcomm, STMicroelectronics, Singapore Airlines, and Société Générale Corporate & Investment Banking.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its third quarter results. The conference call will be hosted by InterCall and may be accessed over the Internet at www.tibco.com or via dial-in at (877) 293-9114 or (706) 758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on October 23, 2010 at www.tibco.com or via dial-in at (800) 642-1687 or (706) 645-9291. The pass code for both the call and the replay is 98141391.

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About TIBCO

TIBCO’s technology digitized Wall Street in the ’80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ’90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now, Two-Second Advantage and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for third quarter of fiscal year 2010 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding our continued ability to provide products and expertise to help customers achieve their Two-Second Advantage are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to differentiate our solutions from those of our competitors, and our ability to execute successfully on our product plans. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2009 and Quarterly Report on Form 10-Q for the quarter ended May 30, 2010. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	August 29, 2010	November 30, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$288,831	$292,529
Short-term investments	252	307
Accounts receivable, net	124,211	154,744
Prepaid expenses and other current assets	51,080	52,657

Total current assets	464,374	500,237

Property and equipment, net	89,245	94,631
Goodwill	390,406	374,285
Acquired intangible assets, net	91,263	83,060
Long-term deferred income tax assets	81,834	70,057
Other assets	46,874	44,069

Total assets	$1,163,996	$1,166,339

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$16,715	$18,350
Accrued liabilities	87,322	96,595
Accrued excess facilities costs	4,020	5,848
Deferred revenue	175,970	159,241
Current portion of long-term debt	2,238	2,148

Total current liabilities	286,265	282,182

Accrued excess facilities costs, less current portion	720	1,083
Long-term deferred revenue	14,242	15,353
Long-term deferred income tax liabilities	12,091	9,257
Long-term income tax liabilities	14,887	17,045
Long-term debt, less current portion	38,687	40,377
Other long-term liabilities	2,976	3,561

Total long-term liabilities	83,603	86,676

Total liabilities	369,868	368,858

Total equity	794,128	797,481

Total liabilities and equity	$1,163,996	$1,166,339

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	August 29,	August 30,	August 29,	August 30,
	2010	2009 (1)	2010	2009 (1)
Revenue:
License	$70,567	$57,257	$186,837	$152,563
Service and maintenance	113,909	92,995	325,953	273,255

Total revenue	184,476	150,252	512,790	425,818

Cost of revenue:
License	8,992	6,050	24,587	20,353
Service and maintenance	41,057	32,253	115,389	95,902

Total cost of revenue	50,049	38,303	139,976	116,255

Gross profit	134,427	111,949	372,814	309,563

Operating expenses:
Research and development	30,773	26,449	88,974	77,843
Sales and marketing	59,072	50,657	168,621	144,228
General and administrative	12,390	11,227	35,643	33,172
Amortization of acquired intangible assets	4,106	3,107	11,790	10,559
Acquisition related and other (2)	906	—	2,540	—
Restructuring	561	—	6,832	—

Total operating expenses	107,808	91,440	314,400	265,802

Income from operations	26,619	20,509	58,414	43,761

Interest income	398	219	826	2,053
Interest expense	(1,138)	(673)	(3,103)	(2,212)
Other income (expense), net	(879)	471	(966)	1,672

Income before provision for income taxes and noncontrolling interest	25,000	20,526	55,171	45,274

Provision for income taxes	7,536	5,629	14,336	14,579

Net income	17,464	14,897	40,835	30,695

Less: Net income attributable to noncontrolling interest	109	31	241	126

Net income attributable to TIBCO Software Inc.	$17,355	$14,866	$40,594	$30,569

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.11	$0.09	$0.25	$0.18

Diluted	$0.10	$0.09	$0.24	$0.18

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,238	168,036	161,274	170,318

Diluted	171,192	172,194	170,305	172,473

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.
(2)	Prior to the adoption of new amended guidance for business combinations effective December 1, 2009, the majority of acquisition related and other expenses were capitalized.

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	August 29, 2010	August 30, 2009 (1)
Cash flows from operating activities:
Net income	$40,835	$30,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	10,020	11,175
Amortization of acquired intangible assets	23,235	20,567
Stock-based compensation	23,093	17,155
Deferred income tax	(11,282)	(7,662)
Tax benefits related to stock benefit plans	18,502	11,995
Excess tax benefits from stock-based compensation	(11,729)	(7,960)
Other non-cash adjustments, net	39	1,125
Changes in assets and liabilities:
Accounts receivable	32,903	33,470
Prepaid expenses and other assets	3,315	3,553
Accounts payable	(3,354)	(2,976)
Accrued liabilities and excess facilities costs	(19,546)	(21,076)
Deferred revenue	7,378	(4,774)

Net cash provided by operating activities	113,409	85,287

Cash flows from investing activities:
Maturities and sales of short-term investments	169	10,966
Acquisitions, net of cash acquired	(42,578)	(26,811)
Proceeds from private equity investments	32	117
Purchases of property and equipment	(4,319)	(4,108)
Restricted cash pledged as security	(3,669)	(2,559)

Net cash used in investing activities	(50,365)	(22,395)

Cash flows from financing activities:
Proceeds from issuance of common stock	28,759	15,219
Repurchases of the Company’s common stock	(101,538)	(64,639)
Excess tax benefits from stock-based compensation	11,729	7,960
Principal payments on long-term debt	(2,944)	(1,515)

Net cash used in financing activities	(63,994)	(42,975)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,748)	10,786

Net change in cash and cash equivalents	(3,698)	30,703

Cash and cash equivalents at beginning of period	292,529	254,400

Cash and cash equivalents at end of period	$288,831	$285,103

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally,

TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	August 29, 2010		August 30, 2009		August 29, 2010		August 30, 2009
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$26,619	$17,355	$20,509	$14,866	$58,414	$40,594	$43,761	$30,569
Amortization of intangible assets - cost of revenue	3,911	3,911	2,873	2,873	11,445	11,445	10,008	10,008
Amortization of intangible assets - operating expense	4,106	4,106	3,107	3,107	11,790	11,790	10,559	10,559
Stock-based compensation - cost of revenue	786	786	658	658	2,109	2,109	1,900	1,900
Stock-based compensation - R&D expense	2,286	2,286	1,486	1,486	5,826	5,826	4,140	4,140
Stock-based compensation - S&M expense	3,154	3,154	1,906	1,906	7,980	7,980	5,318	5,318
Stock-based compensation - G&A expense	2,643	2,643	1,925	1,925	7,178	7,178	5,797	5,797
Acquisition related and other	906	906	—	—	2,540	2,540	—	—
Restructuring	561	561	—	—	6,832	6,832	—	—
Income tax adjustment for non-GAAP (1)	—	(5,903)	—	(4,765)	—	(20,328)	—	(11,980)

Non-GAAP	$44,972	$29,805	$32,464	$22,056	$114,114	$75,966	$81,483	$56,311

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.10		$0.09		$0.24		$0.18

Non-GAAP		$0.17		$0.13		$0.45		$0.33

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		171,192		172,194		170,305		172,473

(1)	The estimated non-GAAP effective tax rate was 31% and 32% for fiscal 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.